UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest events reported)    September 18, 2002
                                                   ---------------------------
                                                     September 13, 2002
                                                   ---------------------------



                               PNM RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


         New Mexico                 Commission                 85-0468296
----------------------------   File Number 333-32170    -----------------------
(State or Other Jurisdiction               ---------        (I.R.S. Employer
     of Incorporation)                                  Identification) Number)



     Alvarado Square, Albuquerque, New Mexico                     87158
     ----------------------------------------                     -----
     (Address of principal executive offices)                   (Zip Code)



                                 (505) 241-2700
              (Registrant's telephone number, including area code)

                         ------------------------------
(Former name, former address and former fiscal year, if changed since last report)

Item 5.  Other Events

The Company is filing in this Form 8-K its letter dated September 13, 2002 in response to the Federal Energy Regulatory Commission`s ("FERC") request for information pertaining to the negative balance in the Company's Account 146, Accounts Receivable from Associated Companies, for reporting years 2000 and 2001.




September 13, 2002



Mr. John M. Delaware
Deputy Executive Director and
Chief Accountant
Office of the Executive Director
Federal Energy Regulatory Commission
Washington, D. C. 20426

Dear Mr. Delaware:

RE:  OED-DRA Docket No. FA02-47-000

In response to your letter dated August 27, 2002 requesting information pertaining to the Account 146 (Accounts Receivable from Associated Companies) negative balance in PNM's FERC Form 1 for the years 2000 and 2001, we are providing the following requested explanation and supporting documentation.

The Company's inter-company accounting procedures do not require that inter-company transactions be distinguished as an accounts receivable (Account
146) or accounts payable (Account 234), only that inter-company accounts be used. These balances are eliminated during consolidation.

The FERC consolidation process for purposes of preparing the FERC Form 1 requires a manual financial reporting reclassification in order to net payables and receivables of associated companies not consolidated for FERC reporting. This reclassification did not occur in 2000 or 2001. In addition in 2001, an erroneous elimination was recorded against the inter-company payable account. This elimination should not have occurred because PNM Resources is not consolidated for FERC purposes and the actual note payable is in account 233. Had such reclassifications taken place and the erroneous elimination not occurred, the open accounts with associated companies would have been as follows:

                                           Year Ended 2000    Year Ended 2001
   As reported receivable - 146              $(1,723,157)      $(124,499,443)
   As reported payable - 234                   5,909,976         133,081,091
                                             ------------      --------------
   146 balance after reclass                 $ 4,186,819       $   8,581,648
                                             ------------      --------------
   Reclass Note Payable - PNM Resources                           (8,500,000)
                                                               --------------
      146 balance after N/P reclass          $ 4,186,819       $      81,648
                                             ============      ==============


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




The 146 balances after reclassification relate to the following associated companies:

          Business Segment                 Year Ended 2000     Year Ended 2001
          Avistar, Inc.                       $3,251,333          $(162,114)
          Non Operating Subs & Other             935,486            243,762
                                              ----------          ---------
                      Total                   $4,186,819          $  81,648
                                              ==========          ==========

The gross inter-company balances increased significantly in 2001 due to the creation of the PNM Resources, Inc. holding company and the transfer of common costs between business segments that occurred at that time.

During 2002, we simplified our inter-company accounting procedures to ensure proper elimination of inter-company balances for FERC reporting purposes and to ensure the misclassification between accounts 146 and 234 do not recur. We believe that the explanation above should eliminate the need for further documentation, but if that belief is incorrect, please let us know and we will provide it.

If you have any further questions or concerns, please feel free to contact me at
(505) 241-4691.

Sincerely,



/s/ John R. Loyack
--------------------------------
John R. Loyack
Vice President and
Chief Accounting Officer






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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                PNM RESOURCES, INC.
                                   ---------------------------------------------
                                                    (Registrant)


Date:  September 18, 2002                        /s/ John R. Loyack
                                   ---------------------------------------------
                                                   John R. Loyack
                                    Vice President and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)


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